SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2006
CAPSTEAD MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-08896	75-2027937
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

8401 North Central Expressway Suite 800	75225
(Address of Principal Executive Offices)	(Zip code)
(214) 874-2323
Registrant’s Telephone Number, Including Area Code
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     The 1997 Flexible Long Term Incentive Plan (the “1997 Plan”) and the 2004 Flexible Long-Term Incentive Plan (the “2004 Plan,” collectively the “Stock Incentive Plans”) of Capstead Mortgage Corporation (the “Company”) provide the Company with the flexibility to offer key officers, employees and directors performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the stockholders of the Company and promote the Company’s long-term growth and success. On December 14, 2006, the Board of Directors of the Company approved grants of restricted stock to the Company’s officers and employees. Included in the grants approved on December 14, 2006 were the following restricted stock grants under the 2004 Plan to those individuals who qualify as “named executive officers” (pursuant to Item 402(a)(3) of the Securities and Exchange Commission Regulation S-K):

Number of
Executive Officer	Shares Granted
Andrew F. Jacobs
President and Chief Executive Officer	45,000
Phillip A. Reinsch
Executive Vice President, Chief Financial
Officer and Secretary	30,000
Robert R. Spears, Jr.
Executive Vice President — Director of
Residential Mortgage Investments	45,000
Michael W. Brown
Senior Vice President — Asset and
Liability Management and Treasurer	15,000
Anthony R. Page
Senior Vice President — Director of
Commercial Mortgage Investments	15,000
     The Compensation Committee also approved the grant of 47,500 shares of restricted stock to other employees of the Company under the 1997 Plan.
     The restricted stock granted to officers and employees is subject to vesting in four annual installments commencing on January 2, 2008.

     With these restricted stock grants, the status of the Company’s Stock Incentive Plans is as follows:

	1997 Plan	2004 Plan
Number of securities to be issued upon
exercise of outstanding options	132,069	500,000
Number of securities remaining available
for future issuance	140,221	180,207
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 15, 2006

CAPSTEAD MORTGAGE CORPORATION
By:	/s/ PHILLIP A. REINSCH
Phillip A. Reinsch
Senior Vice President and Chief Financial Officer